Exhibit 16

               [LETTERHEAD OF ARTHUR ANDERSEN LLP]



June 10, 1999




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madame:

We have read Item 4 included in each Form 8-K/A Amendment No. 1 to the Current Reports on Form 8-K dated February 17, 1999 of PG&E Corporation, Pacific Gas and Electric Company, PG&E Funding LLC, and PG&E Gas Transmission, Northwest Corporation, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP

/S/ARTHUR ANDERSEN LLP


Copy to:  Mr. Bruce R. Worthington, PG&E Corporation